SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 4, 2008 (March 31, 2008)

ATLANTIC AMERICAN CORPORATION
 (Exact Name of Registrant as Specified in Its Charter)

Georgia (State or Other Jurisdiction of Incorporation)	0-3722 (Commission File Number)	58-1027114 (I.R.S. Employer Identification No.)

4370 Peachtree Rd., N.E. Atlanta, Georgia (Address of Principal Executive Offices)		30319 (Zip Code)

Registrant's Telephone Number, Including Area Code: (404) 266-5500

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2008, Atlantic American Corporation (the “Company”) completed its previously announced sale (the “Disposition”) of all of the stock of the Company’s wholly owned subsidiaries Georgia Casualty & Surety Company (“Georgia Casualty”), Association Casualty Insurance Company (“Association Casualty”) and Association Risk Management General Agency, Inc. (“Risk Management”) to Columbia Mutual Insurance Company (“Columbia”). The sale was completed in accordance with the previously disclosed terms and conditions of the Stock Purchase Agreement, dated December 26, 2007, between the Company and Columbia, subject to certain potential post-closing adjustments to the purchase price. The gross proceeds were invested by the Company. Georgia Casualty, Association Casualty and Risk Management comprised the Company’s Regional Property & Casualty business unit.

As a part of the overall transactions related to the completion of the Disposition, the Company and Columbia entered into a Non Competition Agreement, dated March 31, 2008 (the “Noncompete Agreement”). The Noncompete Agreement provides that, until March 31, 2010, the Company generally will not compete with Columbia in certain territories in connection with the underwriting of primary standard property and casualty insurance.

Also in connection with the completion of the Disposition, the Company and Wachovia Bank, National Association (“Wachovia”) entered into a First Amendment to Credit Agreement and Pledge Agreement, dated as of March 28, 2008 (the “First Amendment”). The First Amendment amended the Company’s existing credit, and related pledge, agreement with Wachovia to permit the Company’s sale of the Regional Property & Casualty business unit and conform certain terms in those agreements after taking into account the Disposition.

Additionally, the Company, its subsidiary Bankers Fidelity Life Insurance Company, Georgia Casualty and Delta Life Insurance Co. (“Delta Life”), a company controlled by the Company’s chairman and majority shareholder, entered into a First Amendment to Lease Agreement (the “Lease Amendment”), dated March 31, 2008, pursuant to which that certain lease agreement under which Delta Life leases certain office space to the Company and various of its subsidiaries was modified to reduce the rented space, and related rental fees and expenses, on a pro rata basis to reflect the completion of the Disposition.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the completion of the Disposition, the Company and Georgia Casualty also entered into a Termination of Management Agreement, dated as of March 31, 2008 (the “Termination Agreement”). The Termination Agreement terminates that certain Management Agreement, dated as of July 31, 1993, between the Company and Georgia Casualty pursuant to which the Company had provided certain management and related services to Georgia Casualty.

Section 2 - Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in the first paragraph under “Item 1.01 – Entry into a Material Definitive Agreement” is incorporated herein by reference.
On March 31, 2008, the Company issued a press release (the “Press Release”) announcing, among other things, the completion of the Disposition. A copy of the press release is attached hereto as Exhibit 99.1.

Item 2.02	Results of Operations and Financial Condition.

On March 31, 2008, the Company reported its results for its fourth quarter and year ended December 31, 2007. The second paragraph of the Press Release is incorporated herein by this reference.

The information contained in this Item 2.02 and in the second paragraph of the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 2.02, including in the second paragraph of the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC AMERICAN CORPORATION

By: /s/ John G. Sample, Jr.
John G. Sample, Jr. Senior Vice President & Chief Financial Officer

                          Date:   April 4, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press release, dated March 31, 2008